Exhibit 99.1

IMAGE INNOVATIONS AUDIT COMMITTEE TO RETAIN ACCOUNTING FIRM TO REVIEW 2004 FINANCIAL STATEMENTS. THE COMPANY IS ALSO CONSULTING WITH ITS CURRENT AUDITORS TO DETERMINE WHETHER TO RE-AUDIT ITS 2003 FINANCIAL STATEMENTS IN LIGHT OF PCAOB RULING ON ITS PREVIOUS AUDITOR.

NEW YORK, NY--(MARKET WIRE)--December 5, 2005 -- Image Innovations Holdings Inc. (OTC BB:IMGV.OB - News) ("Image") today announced that the Audit Committee of the Board of Directors has concluded that an investigation concerning the consolidated financial statements of Image for the fiscal year ended December 31, 2004 (the "2004 Financials") is necessary to confirm Image's recorded revenue and receivables in respect of such period. The results of this investigation could have a material adverse effect on the 2004 Financials as well as Image's financial condition. Consequently, the Audit Committee has determined that the 2004 Financials should be examined by a forensic auditing firm.

In an unrelated matter, the Public Company Accounting Oversight Board (the "PCAOB") released an Order Instituting Disciplinary Proceedings, Making Findings, and Imposing Sanctions In the Matter of Clyde Bailey, P.C. and Clyde
B. Bailey, CPA (the "Order"). Pursuant to the Order, in which the registration of Clyde Bailey with the PCAOB was revoked, the PCAOB determined that in connection with Clyde Bailey`s fiscal year 2003 audit of Image's financial statements (the "2003 Audit"), Clyde Bailey relied upon the work of another audit firm as a component of its audit procedures and the audit evidence obtained through procedures performed by such other firm constituted substantially all of the audit evidence obtained to support the audit report in respect of the 2003 Audit (the "2003 Report"). The Order stated that the level of planning, testing, supervision and review exercised by Clyde Bailey with regard to the other audit firm's work was not sufficient to enable Clyde Bailey to use the work of such other auditor in the same manner as if it had been performed by Clyde Bailey's own personnel. The Order further stated that consequently, Clyde Bailey had violated PCAOB standards in issuing the 2003 Report.

Consequently, Image, in consultation with Goldstein Golub Kessler LLP, Image's independent registered accounting firm ("GGK"), determined that the 2003 Report should no longer be relied upon. Image, in consultation with GGK, is presently investigating whether a re-audit of the financial statements for the year ended December 31, 2003 is necessary or appropriate.

Forward-Looking Statements

All statements herein that are not historical facts or that include such words as "expects," "anticipates," "projects," "estimates" or "believes" or similar words are forward-looking statements that Image deems to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, some or all of which may cause Image's actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include: Image's continued history of operating losses; significant competition in its industry; lack of market acceptance of its products; difficulty of expansion into additional markets where Image does not have a presence or significant market penetration; dependence on current management and future ability to obtain qualified management personnel; ability to secure outside financing at acceptable rates or terms; and the other risks detailed from time to time in Image's SEC Reports, including its Annual Report on Form 10-KSB for the year ended December 31, 2004 and Quarterly Reports on Form 10-QSB filed throughout 2005. Contact:


              Michael Preston
              Chief Executive Officer
              Image Innovations Holdings Inc.
              518-589-9400